UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 25, 2024

HashiCorp, Inc.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41121	32-0410665
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Second Street Suite 700
San Francisco,California		94105
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (415) 301-3250

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.000015 per share	HCP	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 25, 2024, HashiCorp, Inc. (the “Company”) held its annual meeting of stockholders. Of the 144,739,874 shares of the Company’s Class A common stock and 56,246,952 shares of the Company’s Class B common stock outstanding as of May 8, 2024, the record date for the meeting, the combined holders of 131,199,880 shares of the Company’s stock were represented at the annual meeting of stockholders in person or by proxy, representing a quorum. The matters voted upon at the meeting and the vote with respect to each such matter are set forth below:
Proposal 1 - Election of Directors

Each of the following nominees was elected to serve as a Class III director, to hold office until the Company’s 2027 annual meeting of stockholders or until his or her respective successor has been duly elected and qualified or his or her earlier resignation or removal:

Nominees	For	Withheld	Broker Non-Votes
Armon Dadgar	393,864,245	22,181,960	11,635,428
David McJannet	393,657,893	22,388,312	11,635,428

Proposal 2 - Advisory Vote on the Compensation of Named Executive Officers
The Company’s stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the proxy statement for the 2024 annual meeting of stockholders:

For	Against	Abstain	Broker Non-Votes
368,659,626	46,503,310	883,269	11,635,428
Proposal 3 - Ratification of Appointment of Independent Registered Public Accounting Firm

The appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2025 was ratified based on the following results of voting:

For	Against	Abstain
427,523,619	34,361	123,653

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HashiCorp, Inc.

Date:	June 27, 2024	By:	/s/ Navam Welihinda
		Name: Title:	Navam Welihinda Chief Financial Officer